UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 12, 2013

Date of Report
(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 Townsgate Road, Suite 200, Westlake Village, California  91361-3027

(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (805) 367-3800

                           Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On June 12, 2013, The Ryland Group, Inc. (the “Company”) closed the sale of an additional $17.5 million aggregate principal amount of its 0.25% Convertible Senior Notes due 2019 (the “Notes”), pursuant to the over-allotment option exercised by the underwriters in connection with the Company’s public offering of $250.0 million aggregate principal amount of Notes, which closed on May 20, 2013. The exercise of the over-allotment option brings the aggregate principal amount of Notes sold by the Company in the public offering to $267.5 million. The aggregate proceeds of the offering, after deducting the underwriting discount and estimated offering expenses, were approximately $259.8 million. The Company expects to use these proceeds for general corporate purposes, which may include land and other acquisitions to expand market opportunities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: June 12, 2013	By:	/s/ Timothy J. Geckle
Timothy J. Geckle

Senior Vice President, General Counsel
and Secretary